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                                                                    Exhibit 10



                         UNITED ASSET MANAGEMENT CORPORATION
                              DEFERRED COMPENSATION PLAN

                                   FIRST AMENDMENT


    WHEREAS, United Asset Management Corporation (hereinafter referred to as the "Company") adopted the United Asset Management Corporation Deferred Compensation Plan (hereinafter referred to as the "Plan") effective as of January 1, 1994 to provide retirement benefits for certain employees of the Company; and

    WHEREAS, in accordance with Section 10 of the Plan, the Company wishes to amend the Plan;

    NOW, THEREFORE, the Plan is hereby amended effective as of July 1, 1997, as follows:

1. In Subsection 8.5 of Section 8, Subparagraph (i) of Paragraph (b) is amended to read and provide as follows:

(b) Notional Shares Election.

    (i) The Election. Each Participant may elect to have all or any portion of his or her Allocations under the Plan (including all or any portion of his or her existing Account that was previously invested under the Mutual Fund Election) be deemed to be invested in Notional Shares. All such elections shall be made on a form prescribed by the Retirement Committee and shall be subject to the following requirements and restrictions:

    (1) The election with respect to any Allocations made for a Plan Year shall be received by the Retirement Committee on or before the second-to-last day of such Plan Year (or on such earlier business day as the Retirement Committee may set for any Plan Year if such second-to-last day is not a business day) for a deemed investment in Notional Shares as of the last business day on or after the last day of such Plan Year;

    (2) The election with respect to any portion of an existing Account previously invested (or deemed to be invested) under the Mutual Fund Election shall be effective on the next business day after it is received by the Retirement Committee;



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    (3)  No investment or reinvestment in Notional Shares will be made to the extent that the Retirement Committee determines that such action would likely result in more Notional Shares being credited to Accounts under the Plan than could be paid out as shares of Stock pursuant to paragraph (b) of Subsection 7.2;

    (4) To the extent that a Notional Shares Election cannot be carried out because of clause (3) above or because it is received by the Retirement Committee after the deadline in clause (1) above, it will be deemed to be a Mutual Fund Election and the mutual fund or funds chosen for investment of the Allocation or Account shall be as selected by the Retirement Committee until such time as the Participant gives effective investment instructions pursuant to Paragraph (a) of this Subsection 8.5 or clause (2) of this Paragraph (b), as applicable; and

    (5) Once made, investment of an Allocation or reinvestment of any portion of an existing Account in Notional Shares is irrevocable.

2. In Subsection 8.5 of Section 8, Subparagraph (ii) of Paragraph (b) is amended to read and provide as follows:

    (ii) The Investment. As of the date that any deemed investment in Notional Shares takes place, the number of Notional Shares credited to the Participant's Account shall be determined by dividing the amount of the Allocation to be invested and/or the value of the Account to be reinvested by the closing price of the Stock on its principal trading exchange as of such date (or on the last previous day on which a trade occurred if no trade of the Stock occurred on the relevant date), with any resulting fractional Notional Share rounded up to the next whole Share.

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    Except as specifically amended hereby, the Plan is hereby reaffirmed in all respects.

    Signed as a sealed Massachusetts instrument effective as of the date stated above.

                             UNITED ASSET MANAGEMENT CORPORATION



                             By: /s/ William H. Park
                                 -----------------------------------------
                                 William H. Park, Executive Vice President

July 22, 1997
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Date